EXHIBIT 99.906CERT

SECTION 906 CERTIFICATION

I, Steven T. Romick, President of FPA Funds Trust’s FPA Crescent Fund and FPA International Value Fund (“Funds”), certify that:

1.             The Funds’ periodic report on Form N-CSR for the period ended June 30, 2013 (“Reports”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Funds.

August 16, 2013	/s/ STEVEN T. ROMICK
(Date)	Steven T. Romick, President

I, J. Richard Atwood, Treasurer of FPA Funds Trust’s FPA Crescent Fund and FPA International Value Fund (“Funds”), certify that:

1.             The Funds’ periodic report on Form N-CSR for the period ended June 30, 2013 (“Reports”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Funds.

August 16, 2013	/s/ J. RICHARD ATWOOD
(Date)	J. Richard Atwood, Treasurer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.